                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Filed by the Registrant /X/
                Filed by a Party other than the Registrant / /

                          Check the appropriate box:

                       / / Preliminary Proxy Statement
      / / Confidential, for Use of the Commission Only (as permitted by
                               Rule 14a-6(e)(2))
                       / / Definitive Proxy Statement
                     /X/ Definitive Additional Materials
       / / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           CARR-GOTTSTEIN FOODS CO.
                           ------------------------
               (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):
Not applicable.

Payment of Filing Fee (Check the appropriate box):

/  / No fee required
/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share

2) Aggregate number of securities to which transaction applies: 8,241,952 shares of Common Stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $12.50 (cash merger consideration per share of Common Stock).

4) Proposed maximum aggregate value of transaction:  $103,024,400.00

5) Total fee paid:  $20,604.88

/X/ Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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                           CARR-GOTTSTEIN FOODS CO.
                               6411 A STREET
                           ANCHORAGE, ALASKA  99518
                              (907) 561-1944

                              MARCH 18, 1999

                     PROXY SUPPLEMENT DATED MARCH 18, 1999
                         TO PROXY DATED MARCH 10, 1999

To the Stockholders:

    It has come to our attention that the Proxy Statement dated March 10, 1999 previously distributed to our common stockholders of record at the close of business on March 5, 1999 in connection with the Special Meeting of Stockholders to be held on April 8, 1999 inadvertently contained incorrect numbers for projected EBITDA and projected net income under the section entitled "Certain Information Provided to Safeway by CGF." The correct information is set forth below:

    The Projections included (a) projected sales of $601.7 million in 1998, $661.7 million in 1999 and $691.5 million in 2000, (b) projected EBITDA (as defined below) of $48.3 million in 1998, $53.4 million in 1999 and $55.5 million in 2000, and (c) projected net income of $2.1 million in 1998, $5.9 million in 1999 and $8.2 million in 2000. For purposes of the Projections, CGF defined EBITDA as earnings before interest, taxes, depreciation, amortization, non-recurring charges, pre-opening expenses and management fees payable to Leonard Green & Partners. The foregoing is subject to the statements and qualifications made in the Proxy Statement, including those under "Forward-Looking Statements" and "Certain Information Provided to Safeway by CGF."


                                       Sincerely,

                                       /s/ Donald J. Anderson

                                       Donald J. Anderson
                                       Secretary, Senior Vice President
                                         and Chief Financial Officer